SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2008

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3003 Tasman Drive

Santa Clara, CA 95054-1191

(Address of principal executive offices)

(408) 654-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01	Other Events

On March 31, 2008, SVB Financial Group (the “Company”) issued a press release pursuant to rule 135c under the Securities Act of 1933, as amended, announcing a proposed private placement of $200,000,000 aggregate principal amount of convertible senior notes due 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On April 2, 2008, the Company issued a press release announcing the pricing and other terms of $200,000,000 aggregate principal amount of 3.875% Convertible Senior Notes due 2011 to be sold to qualified institutional buyers in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy any securities. The notes and the underlying common stock issuable upon conversion have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws and may not be offered or sold in the United States, absent registration or an applicable exemption from such registration requirements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated March 31, 2008, announcing the proposed private placement.

99.2	Press release, dated April 2, 2008, announcing the pricing and other terms of the notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SVB FINANCIAL GROUP

Date: April 3, 2008	By:	/s/ Michael Descheneaux
Michael Descheneaux
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated March 31, 2008, announcing the proposed private placement.

99.2	Press release, dated April 2, 2008, announcing the pricing and other terms of the notes.